4914-3627-0454.1 Exhibit 23.3 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Registration Statement on Form S-3 of Glacier Bancorp, Inc., of our reports dated February 25, 2025, with respect to the consolidated financial statements of Glacier Bancorp, Inc. and the effectiveness of internal control over financial reporting, included in Glacier Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in this registration statement. /s/ Forvis Mazars, LLP Denver, Colorado October 30, 2025